[GRAPHIC OMITTED]
FOR IMMEDIATE RELEASE

Contact:
Investor Relations Inquiries                        Media Inquiries
Bruce Quinnell                                      Joele Frank/Patricia Sturms
Vice Chairman                                       J. Frank and Associates
(734) 477-4214                                      (212) 355-4449, ext. 107/122

                   BORDERS GROUP TO EXPLORE STRATEGIC OPTIONS

                              Retains Merrill Lynch

     ANN ARBOR, MI, (March 3, 2000) - Borders Group, Inc. (NYSE: BGP) today announced that its Board of Directors has determined to explore the strategic alternatives that may be available to the company and that it has retained the investment banking firm of Merrill Lynch & Co., Inc. to assist in that effort.

     Borders stated that the Board's decision to explore strategic alternatives is driven by the fact that it believes that Borders' stock is significantly undervalued in the market.

     Gregory P. Josefowicz, president and chief executive officer of Borders Group, said, "The Board intends to explore all alternatives for the purpose of creating shareholder value. These could include a recapitalization, a leveraged buyout, or a business combination with another company.

     "We have an outstanding track record of growth and innovation. We're proud of the many contributions our employees have made to our success and, as security holders themselves, their interests are aligned with those of our shareholders," Josefowicz continued.

     Borders said that there can be no assurance that any transaction will occur.

     As previously announced, the company will report 1999 results after the market closes on Monday, March 6, 2000.

     "We expect to report results for 1999 in line with previous disclosures along with greater detail about the results of each of our businesses," Josefowicz added. -more-

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     Borders Group,  Inc.  (NYSE:  BGP), is a leading global  retailer of books, music,  video and other information and  entertainment  items with stores in the
United  States,   United  Kingdom,   Australia,   New  Zealand,  and  Singapore.
Headquartered in Ann Arbor, Mich., Borders Group, Inc., is the parent company of Borders, Inc., which operates over 290 Borders Books and Music stores in the United States and the U.S. territory of Puerto Rico, offering what is widely regarded as the broadest selection of books and multi-media titles available to consumers anywhere. It is also the parent of Borders.com, an electronic commerce site that has access to nearly 700,000 titles and over 10 million books, music
and  video   items  in  stock  and  ready   for   immediate   shipping   from  a
state-of-the-art fulfillment and distribution center. With cafe operations in nearly all of its stores, Borders, Inc., is one of the nation's largest specialty coffee retailers. Through Borders (UK) Limited, Borders Group, Inc., also operates 26 Books etc. and six Borders stores in the U.K. In addition, Borders Group, Inc., owns Walden Book Company, Inc., which has approximately 900 Waldenbooks stores in malls, shopping centers and airports across the country. Borders Group, Inc., trades on the New York Stock Exchange under the symbol "BGP." To learn more about the company, visit http://www.bordersgroupinc.com. For information on Borders stores, visit http://www.bordersstores.com. For the
ultimate   online   book,   music  and  video   shopping   experience,   explore
http://www.borders.com.

     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as "expects," "plans," "will," "estimates," "believes," "forecasts," "guidance," "intends," "projects," "initiatives," "goals," and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address the Company's growth strategy, financial performance (including sales and earnings guidance), strategic alternatives, marketing and expansion plans or expectations, the impact of growth initiatives, Y2K compliance and similar matters. The Company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward-looking statements. These factors are discussed in Exhibit 99.1 to the Company's Form 10-K Report for the fiscal year ended January 24, 1999, and that discussion regarding risk factors is incorporated herein by reference. The Company does not undertake any obligation to update forward-looking statements.

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